                                                                    Exhibit 99.5

                                                                    SCHEDULE II

                        COMMUNICATIONS & POWER INDUSTRIES
                               HOLDING CORPORATION
                                AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                               Balance at    Charged to               Balance at
                              Beginning of   Costs and    Deduction     End of
     Description                 Period       Expenses      Amount      Period
---------------------         ------------   ----------   ---------   ----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS RECEIVABLE

Fiscal year ended 2001        $        797       355         717         435

Fiscal year ended 2002        $        435       331         189         577

Fiscal year ended 2003        $        577       133         135         575